UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026

Avalanche Treasury Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-43345	39-4863126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street 2nd Floor

New York, NY   10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 332-240-1155

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AVAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 6, 2026, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company did not comply with the requirement to maintain a market value of listed securities ("MVLS") of $35 million as required for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule (the "Rule") 5550(b)(2). The Rule requires listed companies to maintain at least one of the following: (i) a minimum of $2.5 million in stockholders' equity, (ii) an MVLS of at least $35 million, or (iii) net income from continuing operations of at least $500,000.

On August 25, 2026, the Company received a letter from Nasdaq Staff stating that, based on the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2026, evidencing stockholders' equity of $83,766,235, Nasdaq Staff has determined that the Company complies with the Rule and that the matter is now closed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALANCHE TREASURY CORPORATION

Date: August 26, 2026	By:	/s/ Gerald Bartholomew Smith
Name: Gerald Bartholomew Smith
Title: Chief Executive Officer